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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               EATON CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:____________

(2) Aggregate number of securities to which transaction applies:_______________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_______________________________

(4) Proposed maximum aggregate value of transaction:___________________________

(5) Total fee paid:____________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:____________________________________________________

(2) Form, Schedule or Registration Statement No.:______________________________

(3) Filing Party:______________________________________________________________

(4) Date Filed:________________________________________________________________

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

                             [EATON COVER ARTWORK]

NOTICE OF MEETING

The 1999 annual meeting of Eaton Corporation shareholders will be held Wednesday, April 28, at 10:30 a.m. local time at The Forum Conference and Education Center, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio, for the purpose of:

1. Electing directors;

2. Ratifying the appointment of independent auditors; and

3. Considering reports and such other business as may properly come before the meeting.

These matters are more fully described in the following pages.

The record date for the meeting has been fixed by the Board of Directors as the close of business on March 1, 1999. Shareholders of record at that time are entitled to vote at the meeting.

By order of the Board of Directors

/s/ EARL R. FRANKLIN

Earl R. Franklin
Secretary

March 19, 1999

Your Vote Is Important

To vote your shares, please indicate your choices, sign and date the enclosed proxy card and return it in the accompanying postage-paid envelope. You will save your Company the expense of a second mailing by returning your proxy card promptly.

                                    CONTENTS

                                                  PAGE
                                                  ----
PROXY STATEMENT ................................     3

Proxy Solicitation .............................     3

Voting at the Meeting ..........................     3

Election of Directors ..........................     4

Board Committees ...............................     8

Compensation of Directors ......................     9

Executive Compensation .........................    10

Ratification of the Appointment of
  Independent Auditors .........................    20

Other Business .................................    20

Ownership of Outstanding Voting Shares..........    20

Future Shareholder Proposals ...................    23

PROXY STATEMENT

EATON CORPORATION
Eaton Center
Cleveland, Ohio 44114-2584
216-523-5000

----------------------------------------------

This proxy statement, the accompanying proxy form and Eaton's annual report for the year ended December 31, 1998 are scheduled to be sent to shareholders on or about March 19, 1999.

PROXY SOLICITATION

Eaton's Board of Directors solicits your proxy, in the form enclosed, for use at the 1999 annual meeting of shareholders and any adjournments thereof. The individuals named in the enclosed form of proxy have advised the Board of their intention to vote at the meeting in compliance with instructions on all forms of proxy tendered by shareholders and, where no contrary instruction is indicated on the proxy form, for the election of the individuals nominated to serve as directors and for ratification of the appointment of Ernst & Young LLP as independent auditors. These matters are described in the following sections of this proxy statement.

Any shareholder giving a proxy may revoke it by giving Eaton written notice before the meeting or by revoking it at the meeting. All properly executed proxies not revoked will be voted at the meeting.

In addition to soliciting proxies through the mail, certain employees may solicit proxies in person or by telephone or facsimile. Eaton has retained Morrow & Co., Inc., 445 Park Avenue, New York, New York 10022, to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for a fee estimated at $7,000. Brokerage firms, nominees, custodians and fiduciaries may be asked to forward proxy soliciting material to the beneficial shareholders. All reasonable soliciting costs will be borne by Eaton.

VOTING AT THE MEETING

Each Eaton shareholder of record at the close of business on March 1, 1999 is entitled to one vote for each share then held. On March 1st, 71,756,637 Eaton common shares (par value, 50c each) were outstanding and entitled to vote.

At the 1999 annual meeting, the inspectors of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and tabulate the results of shareholder voting. As provided by Ohio law and Eaton's Amended Regulations, Eaton shareholders present in person or by proxy at the meeting will constitute a quorum. The inspectors of election intend to treat properly executed proxies marked "abstain" as "present" for these purposes. The inspectors will also treat as "present" shares held in "street name" by brokers that are voted on at least one proposal to come before the meeting.

Director nominees receiving the greatest number of votes will be elected directors. Votes withheld in respect of the election of directors will not be counted in determining the outcome of the election. Adoption of all other proposals to come before the meeting will require the affirmative vote of the holders of a majority of the outstanding Eaton common shares, which requirement is consistent with the general vote requirement in Eaton's Amended Articles of Incorporation. The practical effect of this vote requirement will be that abstentions and shares held in "street name" by brokers that are not voted in respect of those proposals will be treated the same as votes cast against those proposals.

As provided by Ohio law, each shareholder is entitled to cumulative voting rights in the election of directors if any shareholder gives written notice to the President or a Vice President or the Secretary of Eaton at least 48 hours before the time fixed for the meeting, requesting cumulative voting, and if an announcement of that notice is made at the beginning of the meeting by the Chairman or Secretary, or by or on behalf of the shareholder who gave the notice. If cumulative voting is in effect with respect to an election of directors, each shareholder has the right to cumulate his or her voting power by giving one nominee that number of votes which equals the number of directors to be elected multiplied by the number of the shareholder's shares, or by distributing his or her votes on the same principle among two or more nominees, as he or she sees fit. If cumulative voting is in effect with respect to an election of directors, the individuals named in the proxy will vote the shares represented by the proxy cumulatively for those nominees that they may determine in their discretion, except that no votes will be cast for any nominee as to whom the shareholder giving the proxy has directed that his or her vote be withheld.

1. ELECTION OF DIRECTORS

The Board of Directors is presently composed of twelve members. The terms of four directors will expire in April, 1999, and those directors have been nominated for re-election. Three of the nominees were elected at the 1996 annual meeting and one was elected at the 1997 annual meeting. (See page 5.)

If any of the nominees become unable or decline to serve, the individuals named in the enclosed proxy will have the authority to vote for substitutes. But Eaton's management has no reason to believe that this will occur.

The Company's newest director, Michael J. Critelli, was elected by the Board effective October 1, 1998. (See page 7.)

Neil A. Armstrong, a director since 1981, having attained the normal retirement age, will resign as director at the conclusion of the annual meeting of shareholders on April 28. Following the annual meeting, the Board of Directors will be composed of eleven members.

Following is biographical information about each nominee and each director.

NOMINEES FOR ELECTION TO TERMS ENDING IN 2002 OR WHEN THEIR SUCCESSORS ARE ELECTED AND HAVE QUALIFIED:

NED C. LAUTENBACH PHOTO       JOHN R. MILLER PHOTO          FURMAN C. MOSELEY PHOTO       VICTOR A. PELSON PHOTO

NED C. LAUTENBACH, 55, is a   JOHN R. MILLER, 61, is        FURMAN C. MOSELEY, 64, is     VICTOR A. PELSON, 61, is a
partner of Clayton, Dubilier  President and Chief           Chairman of Sasquatch         Senior Advisor to Warburg
& Rice, Inc., an investment   Executive Officer of TBN      Publishing Company. He is     Dillon Read LLC, investment
firm specializing in          Holdings Inc., a company      former President of Simpson   bankers. He was a Director
structuring leveraged         engaged in the resource       Investment Company, holding   and Senior Advisor of Dillon
buyouts. Before joining       recovery and recycling        company for Simpson Paper     Read when it merged with SBC
Clayton, Dubilier, Mr.        business and is a director    Company and Simpson Timber    Warburg in 1997. Before
Lautenbach was associated     of Cambrex Corporation and    Company. He was Chairman of   joining Dillon Read in
with IBM from 1968 until his  Waterlink, Inc. He was        Simpson Paper from 1969 to    April, 1996, Mr. Pelson was
retirement in 1998. At IBM,   President, Chief Operating    January, 1995 and retired as  associated with AT&T from
he held several executive     Officer and a director of     President of Simpson          1959 to March, 1996, where
positions, including Vice     The Standard Oil Company      Investment in July, 1995.     he held a number of
President, President of IBM   from August, 1980 through     Mr. Moseley is a director of  executive positions,
Asia Pacific, Senior Vice     March, 1986. Mr. Miller       Owens Corning.                including Group Executive
President, Chairman of IBM    formerly served as Chairman   DIRECTOR SINCE 1975           and President responsible
World Trade Corporation,      of the Federal Reserve Bank                                 for the Communications
Senior Vice President and     of Cleveland.                                               Services Group, Executive
Group Executive, Sales and    DIRECTOR SINCE 1985                                         Vice President and member of
Distribution, and was a                                                                   the Management Executive
member of IBM's Corporate                                                                 Committee. At the time of
Executive Committee. He is a                                                              his retirement from AT&T,
director of ChoicePoint,                                                                  Mr. Pelson was Chairman of
Inc., Dynatech Corporation,                                                               Global Operations and a
and PPG Industries, Inc.                                                                  member of the Board of
DIRECTOR SINCE 1997                                                                       Directors. Mr. Pelson is a
                                                                                          director of United Parcel
                                                                                          Service and Carrier 1
                                                                                          International, S.A.
                                                                                          DIRECTOR SINCE 1994

DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL APRIL, 2000:

ALEXANDER M. CUTLER PHOTO     PHYLLIS B. DAVIS PHOTO        STEPHEN R. HARDIS PHOTO       GARY L. TOOKER PHOTO

ALEXANDER M. CUTLER, 47, is   PHYLLIS B. DAVIS, 67, is      STEPHEN R. HARDIS, 63, is     GARY L. TOOKER, 59, is
President and Chief           former Senior Vice President  Chairman and Chief Executive  Chairman of the Board of
Operating Officer of Eaton    of Avon Products, Inc., a     Officer of Eaton              Motorola, Inc., a
Corporation. Mr. Cutler       manufacturer and marketer of  Corporation. Mr. Hardis       manufacturer of electronics
joined Cutler-Hammer, Inc.    cosmetics, toiletries and     joined Eaton in 1979 as       equipment. Mr. Tooker joined
in 1975, which was            jewelry. Mrs. Davis joined    Executive Vice                Motorola in 1962 and
subsequently acquired by      Avon in 1968 as Product       President - Finance and       advanced to the position of
Eaton, and became President   Manager, advanced to Group    Administration. He was        Senior Executive Vice
of Eaton's Industrial Group   Vice President (U.S.) in      elected Vice Chairman in      President and Chief
in 1986 and President of the  1977 and led Sales and        1986 and designated Chief     Corporate Staff Officer in
Controls Group in 1989. He    Distribution from 1985 to     Financial and Administrative  1986. He became Chief
advanced to Executive Vice    1988. In 1989, she became     Officer. He became Chief      Operating Officer in 1988,
President - Operations in     Corporate Senior Vice         Executive Officer in          President in 1990, Vice
1991, was elected Executive   President for Business        September, 1995 and Chairman  Chairman and Chief Executive
Vice President and Chief      Development and Corporate     in January, 1996. Mr. Hardis  Officer in December, 1993
Operating Officer - Controls  Affairs until her retirement  is a director of KeyCorp,     and Chairman in 1997. Mr.
in September, 1993 and        in late 1991. Mrs. Davis is   Lexmark International Group,  Tooker is a director of the
assumed his present position  a director of BellSouth       Inc., Marsh & McLennan        Atlantic Richfield Company.
in September, 1995.           Corporation and The TJX       Companies, Nordson            DIRECTOR SINCE 1992
DIRECTOR SINCE 1993           Companies, Inc., and a        Corporation and Progressive
                              trustee of the Fidelity       Corporation.
                              mutual funds.                 DIRECTOR SINCE 1983
                              DIRECTOR SINCE 1991

DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL APRIL 2001:

NEIL A. ARMSTRONG PHOTO       MICHAEL J. CRITELLI PHOTO     ERNIE GREEN PHOTO             A. WILLIAM REYNOLDS PHOTO


NEIL A. ARMSTRONG, 68, is     MICHAEL J. CRITELLI, 50, is   ERNIE GREEN, 60, is founder,  A. WILLIAM REYNOLDS, 65, is
Chairman of the Board of AIL  Chairman and Chief Executive  President and Chief           Chief Executive of the Old
Technologies, Inc., and a     Officer of Pitney Bowes       Executive Officer of EGI,     Mill Group, a private
director of Cinergy Corp.,    Inc., a provider of           Inc., a manufacturer of       investment firm. Mr.
Cordant Technologies Inc.,    messaging and advanced        automotive components. He is  Reynolds is former Chairman
Milacron Inc., RTI            business communications       also President of Florida     of GenCorp Inc. He was
International Metals Inc.,    solutions. He was elected     Production Engineering,       Chairman of GenCorp from
and USX Corporation.          Vice Chairman in 1994. He     Inc., subsidiary of EGI. He   1987 through March, 1995 and
DIRECTOR SINCE 1981           was promoted to Vice          is a director of DP&L Inc.,   Chief Executive Officer from
                              Chairman and Chief Executive  Gradall Industries, Inc. and  August, 1985 to July, 1994.
                              Officer of the corporation    Pitney Bowes Inc.             Mr. Reynolds is a director
                              in 1996, and Chairman and     DIRECTOR SINCE 1995           of Boise Cascade Corporation
                              Chief Executive Officer in                                  and Boise Cascade Office
                              1997. Mr. Critelli is a                                     Products Corp.
                              director of Catalyst, Inc.,                                 DIRECTOR SINCE 1987
                              and a trustee of the
                              National Urban League.
                              DIRECTOR SINCE 1998

BOARD COMMITTEES -- The Board of Directors has the following standing committees: Audit, Compensation and Organization, Corporate Responsibility and Public Policy, Executive and Finance.

Audit Committee. The functions of the Audit Committee include aiding directors in fulfilling the Board's responsibility for the quality of financial reporting, meeting with the Company's director of internal audits to review the annual internal audit plan and, subsequently, the results of the audit, receiving and considering management recommendations regarding the appointment of independent auditors and recommending to the Board a firm to serve as independent auditors, meeting with the independent auditors and management to review the scope of and the plan for the annual audit and, subsequently, to review the results of the audit, reviewing any significant changes in accounting policies, reviewing the annual financial statements, reviewing significant non-audit professional services provided by the independent auditors and fees for those services and serving as the auditors' access to the Board (for both internal and independent auditors). The Audit Committee held three meetings in 1998. Present members are Messrs. Armstrong, Critelli, Green, Moseley and Reynolds.

Compensation and Organization Committee. The functions of the Compensation and Organization Committee include recommending and attracting qualified candidates as director nominees, recommending the number of directors to serve for each ensuing year, reviewing and recommending changes in the functions and responsibilities of each of the Board's committees, reviewing proposed organization or responsibility changes at the officer level, evaluating the performance of the Chief Executive Officer and reviewing the performance evaluations of the other elected officers, reviewing succession planning for key officer positions and recommending the individual to assume the position of Chief Executive Officer if that position becomes vacant due to unforeseen circumstances. The committee is also responsible for recommending to the Board of Directors the salary of each elected officer and the retainer and attendance fees and other compensation to non-employee directors, reviewing awards to elected officers under the Executive Incentive Compensation Plan and the aggregate amount of awards under the Plan, adjusting that amount as appropriate within the terms of the Plan, establishing and subsequently determining the attainment of performance objectives under the Company's long-term incentive compensation plans, administering stock option plans and reviewing compensation and benefit plans as they relate to key employees to confirm that those plans remain equitable and competitive, as well as maintaining a program to analyze and recommend such plans for the long range, and preparing an annual report for the Company's proxy statement regarding executive compensation. The Compensation and Organization Committee held six meetings in 1998. Present members are Mrs. Davis and Messrs. Lautenbach, Miller, Pelson and Tooker.

The Compensation and Organization Committee will consider individuals for nomination to stand for election as directors who are recommended to it in writing by any Eaton shareholder. Any shareholder wishing to recommend an individual as a nominee for election at the annual meeting of shareholders to be held in 2000 should send a signed letter of recommendation, to be received before November 5, 1999, to the following address: Eaton Corporation, Eaton Center, Cleveland, Ohio 44114-2584, attention Corporate Secretary. Recommendation letters must state the reasons for the recommendation and contain the full name and address of each proposed nominee as well as a brief biographical history setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should be accompanied by a written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director.

Corporate Responsibility and Public Policy Committee. The function of the Corporate Responsibility and Public Policy Committee is to provide oversight regarding significant public issues of concern with respect to the Company's relationships with shareholders, employees, customers, competitors, suppliers and the communities in which the Company operates, including such areas as ethics, environmental, health and safety issues, diversity and equal employment opportunity, community relations, government relations, charitable contributions, shareholder and investor relations and the Eaton Philosophy -- Excellence through People. The Corporate Responsibility and Public Policy Committee held two meetings in 1998. Present members are Mrs. Davis and Messrs. Armstrong, Critelli, Green, Miller and Tooker.

Executive Committee. The functions of the Executive Committee include all of the functions of the Board of Directors other than the filling of vacancies in the Board of Directors or in any of its committees. The Executive Committee acts upon matters requiring Board action during the intervals between Board meetings. It did not meet in 1998. Mr. Hardis is a member for the full twelve-month term; each of the non-employee directors serves a four-month term.

Finance Committee. The functions of the Finance Committee include the periodic review of the Company's financial condition and the recommendation of financial policies, analyzing Company policy regarding its debt-equity relationship, reviewing and making recommendations regarding the Company's dividend policy, reviewing the Company's cash flow, proposals for long- and short-term debt financing and the risk management program, meeting with and reviewing the performance of management pension committees and any other fiduciaries appointed by the Board for pension and profit-sharing retirement plans and reviewing those plans and recommending modifications to them. The Finance Committee held two meetings in 1998. Present members are Messrs. Armstrong, Green, Lautenbach, Moseley, Pelson and Reynolds.

The Board of Directors held nine meetings in 1998. All of the directors attended at least 75% of the meetings of the Board and its committees. Attendance at meetings of the Board and its committees as a whole averaged 98%.

COMPENSATION OF DIRECTORS -- Employee directors are not compensated for their services as directors. Non-employee directors receive an annual retainer of $30,000, a fee of $1,000 for each Board meeting and each Board committee meeting attended, and a fee of $1,000 for each special presentation attended on non-Board meeting days. Non-employee directors receive an additional annual retainer of $3,000 for each Board committee on which they serve or $5,000 for each committee which they chair, except that no such retainers are paid for membership or chairmanship of the Executive Committee or any ad hoc committee of the Board.

Non-employee directors first elected before 1996 may defer payment of their annual fees not to exceed $30,000 at a rate of interest specified in their deferred compensation agreements. The rate of interest is based upon the number of years until a director's normal retirement date and, in general, is higher than prevailing market rates. All non-employee directors may defer their fees at a rate of return which varies, depending on whether the director defers the fees as retirement compensation or as short-term compensation. At least 50% of retirement compensation, or any greater portion which the director elects, is converted to share units and earns share price appreciation and dividend equivalents. The balance of retirement compensation earns 10-year Treasury note returns plus 300 basis points. Short-term compensation earns 13-week Treasury bill returns. These arrangements provide for accelerated lump sum or installment payments upon a failure by the Company to pay or termination of service in the context of a change in control of the Company.

Under the Company's 1998 Stock Plan, as approved by the shareholders, each person who on April 22, 1998 or thereafter becomes a non-employee director automatically is granted an option for 5,000 shares upon the date of his or her election. So long as each non-employee director continues to serve in that capacity, beginning in the year after that director receives his or her initial grant, he or she is automatically granted an option for a number of shares equal to the quotient resulting from dividing (i) four times the annual retainer for each non-employee director in effect on the granting date, by (ii) the closing price of an Eaton common share on the New York Stock Exchange Composite Transactions on the last business day immediately preceding the granting date. The granting date is the Tuesday immediately before the fourth Wednesday of each January.

Upon leaving the Board, non-employee directors who were first elected prior to 1996 are eligible to receive an annual benefit, as described below. Directors who are first elected in 1996 or later are not eligible to receive the annual benefit. For Board service of at least five years, eligible directors receive an annual benefit equal to the annual retainer in effect at the time the directors leave the Board. Eligible directors having fewer than five years but more than one year of Board service at the time of their Board retirement receive a proportionately reduced annual benefit. The annual benefit is paid for the lesser of ten years or life. The present value of payments under this plan will be paid in a lump sum upon a "proposed change in control" of the Company, unless otherwise determined by a committee of the Board.

EXECUTIVE COMPENSATION -- The following table summarizes the total compensation of the Chief Executive Officer of Eaton and the four other most highly compensated executive officers for fiscal year 1998. The table also summarizes compensation of the named executive officers for fiscal years 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                   COMPENSATION
                                                                               ---------------------
                                                                                AWARDS     PAYOUTS
                                                                               --------   ----------
                                                                                            LONG-
                                     ANNUAL COMPENSATION           OTHER        STOCK        TERM         ALL OTHER
                                 ----------------------------      ANNUAL      OPTIONS    INCENTIVE      COMPENSATION
  NAME AND PRINCIPAL POSITION    YEAR    SALARY      BONUS      COMPENSATION   (SHARES)    PAYOUTS           (1)
---------------------------------------------------------------------------------------------------------------------

S. R. Hardis                     1998   $866,680   $1,053,531      $    0       60,000    $1,130,481       $449,931
  Chairman and Chief             1997    790,000    1,534,680           0      250,000       973,409        748,410
  Executive Officer              1996    721,680    1,023,925           0       48,000       654,240        298,732

A. M. Cutler                     1998   $640,040   $  715,479      $    0       36,000    $  793,221       $ 26,034
  President and Chief Operating  1997    586,680      990,031           0      175,000       709,458         22,733
  Officer                        1996    540,000      672,290           0       32,000       496,520         14,125

G. L. Gherlein                   1998   $375,000   $  286,819      $    0       12,500    $  375,458       $161,973
  Executive Vice President       1997    356,040      362,229           0       60,000       376,512        216,484
  and General Counsel            1996    339,340      269,193           0       15,500       282,029         92,915

R. J. McCloskey                  1998   $354,020   $  346,783      $    0       15,000    $  348,331       $ 49,962
  Senior Vice President and      1997    330,700      437,046           0       90,000       310,938         21,887
  Group Executive -- Automotive  1996    311,040      329,046           0       18,000       109,062         25,116

T.W. O'Boyle                     1998   $366,000   $  394,072      $    0       15,000    $  348,331       $ 25,443
  Senior Vice President and      1997    338,680      494,052           0       90,000       310,938         29,604
  Group Executive --             1996    320,340      239,306           0       18,000       109,062         22,897
  Truck Components
----------------------------------------------------------------------------------------------------

(1) All Other Compensation contains several components. The Eaton Corporation Share Purchase and Investment Plan permits an employee to contribute from 1% to 6% of his or her salary to the matching portion of the plan. Eaton makes a matching contribution which, except in special circumstances, ranges between $.25 and $1.00 for each dollar contributed by the participating employee, as determined under a formula designed to reflect Eaton's quarterly earnings per share. The amount the Company contributed during 1998 for each of the named executive officers was as follows: S. R. Hardis, $10,500; A. M. Cutler, $9,600; G. L. Gherlein, $9,646; R. J. McCloskey,
    $9,623; and T. W. O'Boyle $9,218. The Company maintains plans pursuant to which incentive compensation may be deferred. Earnings on these deferrals which exceed rates established by the Internal Revenue Service are disclosed in this table. Those earnings during 1998 for each of the named executive officers were as follows: S. R. Hardis, $411,352; A. M. Cutler, $1,387; G.
    L. Gherlein, $115,527; R. J. McCloskey, $4,169; and T. W. O'Boyle, $0. Under a Company program, each executive officer may acquire an automobile. Under this program for 1998, the approximate cost to the Company for each of the named executive officers was as follows: S. R. Hardis, $11,390; A. M. Cutler, $10,698; G. L. Gherlein, $30,755; R. J. McCloskey, $31,815; and T.
    W. O'Boyle, $12,472. The Company provides certain executives, including the named executive officers, with the opportunity to acquire individual whole-life insurance. The annual premiums paid by the Company during 1998 for each of the named executive officers were as follows: S. R. Hardis, $16,689; A. M. Cutler, $4,349; G. L. Gherlein, $6,045; R. J. McCloskey,
    $4,355; and T. W. O'Boyle, $3,753. Each executive officer is responsible for paying individual income taxes due with respect to the Company's automobile and insurance programs.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES -- The following table contains information concerning the exercise of stock options during fiscal year 1998 and the value of unexercised stock options at the end of fiscal year 1998 with respect to the named executive officers.

                                                                                   TOTAL VALUE OF
                                                     TOTAL NUMBER OF                UNEXERCISED,
                                                   UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                       SHARES                            HELD AT                       HELD AT
                     ACQUIRED ON                     FISCAL YEAR END               FISCAL YEAR END
                      EXERCISE       VALUE     ---------------------------   ---------------------------
       NAME              (#)       REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------------------------------------------------------------------------------------

S. R. Hardis            7,680      $ 471,954     298,614        185,000      $4,588,843         $0
A. M. Cutler                0              0     244,066        123,500       4,216,514          0
G. L. Gherlein          6,000        379,960     123,400         42,500       2,596,309          0
R. J. McCloskey             0              0      85,000         60,000         800,305          0
T. W. O'Boyle           2,700        144,811      96,520         60,000       1,240,076          0
--------------------------------------------------------------------------------------------------------

OPTION GRANTS -- The following table gives information concerning grants of stock options made during fiscal year 1998 to each of the named executive officers. No stock appreciation rights were granted during fiscal year 1998.

                                    INDIVIDUAL GRANTS
                     ------------------------------------------------
                                   PERCENT OF
                                     TOTAL
                      NUMBER OF     OPTIONS                               POTENTIAL REALIZABLE VALUE AT ASSUMED
                     SECURITIES    GRANTED TO                           ANNUAL RATES OF STOCK PRICE APPRECIATION
                     UNDERLYING    EMPLOYEES    EXERCISE                             FOR OPTION TERM
                       OPTIONS     IN FISCAL    OR BASE    EXPIRATION   -----------------------------------------
       NAME          GRANTED (#)    YEAR(1)      PRICE        DATE       0%          5%                10%
-----------------------------------------------------------------------------------------------------------------

S. R. Hardis           60,000         5.19       $88.41      1/27/08     $0    $    3,341,898    $     8,434,314
A. M. Cutler           36,000         3.12        88.41      1/27/08      0         2,005,139          5,060,588
G. L. Gherlein         12,500         1.08        88.41      1/27/08      0           696,229          1,757,149
R. J. McCloskey        15,000         1.30        88.41      1/27/08      0           835,475          2,108,579
T. W. O'Boyle          15,000         1.30        88.41      1/27/08      0           835,475          2,108,579
-------------------
All Shareholders(2)       N/A          N/A          N/A          N/A      0     3,994,958,507     10,082,514,326

(1) Based on a total of 1,155,528 options granted to all employees. All options granted to the named executive officers were granted on January 27, 1998. As granted, 50% of the options become exercisable if Eaton earns $8.80 per share for any year prior to the end of year 2001, and 50% become exercisable if Eaton achieves a market price per share of at least $110 by the end of 1999, $115 by the end of 2000, $120 by the end of 2001, $125 by the end of 2002 or $133 by the end of 2003. Whether or not the goals are attained, the options will become fully exercisable ten days prior to the expiration of the ten-year term.

(2) At the assumed annual rates of stock price appreciation of 0%, 5% and 10%, the value of all 71,724,963 shares outstanding on January 31, 1999 would increase by the amounts shown. There can be no assurance that the market price of Eaton shares will increase in the future.

--------------------------------------------------------------------------------

LONG-TERM INCENTIVE PLAN AWARDS -- The following table gives information regarding Long-Term Incentive Plan awards made during fiscal year 1998 to each of the named executive officers.

                                            PERFORMANCE
                                              OR OTHER
                             NUMBER OF         PERIOD      ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                              SHARES,          UNTIL                  PRICE BASED PLANS
                             UNITS OR        MATURATION    ----------------------------------------
          NAME            OTHER RIGHTS(1)    OR PAYOUT       THRESHOLD       TARGET       MAXIMUM
---------------------------------------------------------------------------------------------------
S. R. Hardis                   7,900          4 years          1,975          7,900        23,700
A. M. Cutler                   5,500          4 years          1,375          5,500        16,500
G. L. Gherlein                 2,600          4 years            650          2,600         7,800
R. J. McCloskey                2,850          4 years            713          2,850         8,550
T. W. O'Boyle                  2,850          4 years            713          2,850         8,550
---------------------------------------------------------------------------------------------------

(1) These units were awarded during 1998 under the Company's long term incentive plan at a target price per unit of $89.42. The actual, final value of the units will be determined after the completion of the four-year award period based upon the achievement of corporate and individual performance goals. The corporate goals relate to cash flow return on gross capital and growth in earnings per Company common share. Any future pay outs will be made in Company common shares, unless the executive has elected to defer receipt of the payment under the Company's long term deferral plan or to the extent necessary to satisfy tax withholding requirements.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT -- The Committee, consisting of five non-employee directors, met six times in 1998. The Committee has adopted several fundamental compensation policies which have been endorsed by the Board of Directors. It is Committee policy that executive compensation must to a large extent be at risk, in the sense of being dependent on achieving rigorous corporation and individual performance objectives which are designed to enhance shareholder value. It is also Committee policy that executive compensation must be competitive in the employment marketplace in order to allow the Company to attract, motivate and retain highly qualified executives, and that it must fairly reflect, in the judgment of the Committee, accomplishments and responsibilities within the Company.

The administration of the Company's executive compensation is consistent with these policies. This is confirmed by studies of Company and industry practices conducted for the Committee at least every two years with the assistance of a nationally recognized consulting firm, the results of which are summarized for the Board of Directors. Sixty-nine percent of the 1998 aggregate cash compensation of the executive officers named in the compensation table was based directly on specific financial performance objectives. For 1998, the Committee again established base salary and short-term incentive award opportunities for executive officers at approximately the median range and long-term cash incentives at approximately the 75th percentile of compensation paid by similar companies included in the survey data bases of several nationally recognized compensation consulting firms. Stock option grants made in 1998 were set at the median level. A portion of the grants made to virtually all executives were performance-based options, premised on the belief that putting a greater portion of executives' compensation at risk will encourage an aggressive and entrepreneurial management style which will help the Company to achieve its growth objectives. Vesting of these performance-based options is tied to specific share prices and is directly related to the Company's publicly stated growth objectives. Performance grants become fully exercisable ten days before the expiration of their ten-year terms in order to avoid earnings charges related to price appreciation of the option shares after the date of grant.

Salary -- In setting executive salaries, the Committee uses input from outside sources as noted above and management recommendations for individual adjustments. In judging performance, the Committee considers performance against annual plans, accomplishment of other objectives and the results of similar companies. The Company also normally considers factors such as initiative and leadership, as well as time in position, experience, knowledge and level of competitive compensation in the marketplace. Consistently effective individual performance is a threshold requirement for any salary increase. The Committee considers these same factors when preparing its recommendations for base salary adjustments for the Company's Chairman and Chief Executive Officer. The Committee's recommendations for 1998 salary adjustments were based upon these considerations and accepted by the Board of Directors.

Short-Term Incentives -- Annual performance awards, including those paid in 1998, are based on percentages of salary range midpoints and depend upon whether the Company has achieved predetermined levels of cash flow return on gross capital employed in the business ("CRC"), individual performance ratings, business unit performance (for operating managers) and Committee discretion. CRC correlates well with corporate performance and is a measure which is easily understood by incentive compensation plan participants. The Committee also believes that, over time, consistently high CRC provides a good statistical correlation with sustained high stock market valuation. No payments are made unless the Company achieves the predetermined CRC levels, as it did in 1998. Individual performance ratings take into account factors such as unanticipated challenges and opportunities, actual performance against profit plan, personal objectives, general economic conditions and the performance of other large industrial corporations. Individual ratings emphasize pay for performance, and may result in payments ranging from zero to 150% of the amount otherwise payable. The Committee may adjust the total amount available for payment under the plan up or down by 20%. Payments for 1998 were made at levels generated by the plan metrics and were not affected by the exercise of this discretion. Executives may defer payment of their bonuses. Amounts deferred until retirement earn the greater of share price appreciation and dividend equivalents or 13-week Treasury bill returns. Amounts deferred for shorter periods earn Treasury bill returns.

Long-Term Incentives -- Long-term incentives are granted annually. Their value depends on whether the Company achieves aggressive performance objectives during the four years following a grant. For award periods beginning before 1998, these objectives were expressed in terms of CRC. For award periods beginning in 1998, the Committee significantly raised the performance hurdle, which is now expressed in terms of CRC, earnings per share and a discretionary assessment of individual performance. The performance objectives are established by the Committee based upon a review with management of the Company's past performance in comparison to that of its peer group companies and the Company's strategic plans. For the 1995-1998 award period, the Company substantially exceeded the target objectives established for that period. Payments are made in cash for award periods beginning before 1998, and for later award periods payments will be made in Eaton shares except to the extent necessary to satisfy tax-withholding obligations. Executive officers may defer payment of their awards. At least 50% of any deferrals that will be paid after retirement are converted to share units and earn share price appreciation and dividend equivalents. The balance earns 10-year Treasury note returns plus 300 basis points. Short-term deferrals earn 13-week Treasury bill returns.

Tax Deduction -- Any non-deferred annual compensation of more than $1 million for the Company's Chief Executive Officer and each of its four other most highly-compensated officers is not tax deductible unless paid pursuant to formula-driven, performance-based arrangements which preclude Committee discretion to adjust compensation after the beginning of the period in which the compensation is earned. The Committee preserves deductibility by requiring deferrals of otherwise non-deductible payments.

Stock Options -- Stock options align the interests of the Company's officers and other executives with those of its shareholders by having a significant component of their compensation tied directly to increases in shareholder value. All officers of the Company are expected to hold a multiple of from two to five times their base salary in Company shares depending on their level in the organization. Options typically have been granted annually, have an exercise price equal to the fair market value of the shares on the date of grant and, to encourage a long-term perspective, have an exercise period of ten years. The Company does not "reprice" stock options after they have been granted and does not grant stock appreciation rights.

Chief Executive Officer Compensation -- The 1998 compensation of S.R. Hardis, the Company's Chief Executive Officer, was earned pursuant to the arrangements described above. The Committee recommended, and the Board of Directors approved, a 1998 adjustment to Mr. Hardis' base salary to reflect his overall performance in this key strategic leadership role, to position this component of his compensation competitively in the marketplace, and to reflect his time in this position. Mr. Hardis' 1998 annual incentive payout reflected the award formula of the Company's incentive compensation plan, which was based primarily on the Company's financial performance, as measured by CRC compared to targets set by the Committee for 1998. Consistent with the plan's design, this formula-driven payout was further adjusted to reflect the Committee's evaluation of Mr. Hardis' performance. In addition to the Company's financial performance, this evaluation took into account his continued focus on the Company's long-term strategy, foregoing the pressures to cut growth and developmental programs for short-term earning gains. The Committee's evaluation also took into account his continued success in focusing the Company's leadership team on the need to facilitate a major change in the Company's culture to increase its speed and agility, his management of succession issues and his effectiveness as the Company's principal spokesman. Mr. Hardis also earned a 1995-1998 payout from the Executive Strategic Incentive Plan which was based on the Company's four-year CRC performance against stretch objectives established by the Committee for this period. The stock option awarded to Mr. Hardis in 1998 has vesting tied to the Company's achieving specific share price and earnings per share targets. That award is targeted to provide him the opportunity for superior rewards if the Company achieves strong financial performance and its long-term objective of creating sustained growth for Eaton in a demanding global marketplace.

Consistent with the Company's changing culture and increased emphasis on pay-for-performance, in 1998 the Committee approved several changes to incentive plans to focus rewards on higher performance hurdles, all of which will apply to Mr. Hardis and other executive officers. Under the long-term incentive plan, the Committee added cumulative earnings per share growth as a second performance metric for new awards. It also made awards dependent upon an assessment of individual performance and payable mostly in Company shares instead of in cash. Under the short-term incentive plan, the Committee increased the CRC performance goals for 1999, increased from 10% to 20% the amount by which the Committee may adjust the total amount available for payments in order to reflect corporate performance and decided to apply a qualitative assessment of overall corporate performance in determining final awards.

Respectfully submitted to the Company's shareholders by the Compensation and Organization Committee of the Board of Directors.

John R. Miller, Chairman
Phyllis B. Davis
Ned C. Lautenbach
Victor A. Pelson
Gary L. Tooker

COMPANY STOCK PERFORMANCE -- The following graph compares the cumulative total return for Eaton common shares with the S&P 500 Index, with a group of 20 peer companies (new peers), and with a group of 20 companies which were considered peers last year (old peers). The new peer group consists of: Aeroquip-Vickers, Inc., Applied Materials, Inc., Borg-Warner Automotive, Inc., Cooper Industries, Inc., Cummins Engine Company, Inc., Dana Corporation, Detroit Diesel Corporation, Emerson Electric Co., Honeywell Inc., Hubbell Incorporated, Johnson Controls, Inc., Meritor Automotive, Inc., Navistar International Corporation, PACCAR Inc., Parker-Hannifin Corporation, Rockwell International Corporation, SPX Corporation, TRW Inc., Thomas & Betts Corporation and Varian Associates, Inc. The old peer group consists of: Aeroquip-Vickers, Inc. (formerly named TRINOVA Corporation), Allied-Signal Inc., Arvin Industries, Inc., CBS Corporation (formerly named Westinghouse Electric Corporation), Cummins Engine Company, Inc., Dana Corporation, Emerson Electric Co., General Signal Corporation, GTE Corporation, Honeywell Inc., Johnson Controls, Inc., Motorola, Inc., Navistar International Corporation, PACCAR Inc., Parker-Hannifin Corporation, Rockwell International Corporation, SPX Corporation, Sundstrand Corporation, TRW Inc. and United Technologies Corporation.

This year the Company revised the list of companies making up the peer group in order to provide more similarity between their businesses and those of the Company.

                                          COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                                   AMONG EATON, S&P 500 INDEX, OLD PEER GROUP AND NEW PEER GROUP
                                                        [PERFORMANCE GRAPH]

                                             OLD PEERS              NEW PEERS                EATON                 S&P 500
                                             ---------              ---------                -----                 -------
 1993                                           100                    100                    100                    100
 1994                                           100                     96                    100                    101
 1995                                           130                    126                    110                    139
 1996                                           154                    151                    146                    171
 1997                                           176                    181                    190                    229
 1998                                           201                    185                    153                    294

Assumes $100 invested on December 31, 1993 in Eaton common shares, the S&P 500 Index and stock of the peer companies. Total return assumes that all dividends are reinvested when received. The returns of each company in the group of peer companies are weighted based on the relative stock market capitalization of those companies.

RETIREMENT PLANS -- The following table shows the annual normal retirement benefits payable to officers and other employees of the Company under the Company's retirement plans upon retirement at age 65 at the compensation levels and years of service specified. The table assumes retirement under the standard post-retirement single life annuity option. Under the standard post-retirement surviving spouse option, the participant receives a reduced pension, and a pension equal to 50% of his or her reduced pension is payable to his or her surviving spouse. The benefit for an employee electing that option whose spouse is three years younger would be approximately 11% less than the amounts shown in the table.

                               PENSION PLAN TABLE

                              ANNUAL NORMAL RETIREMENT BENEFITS PURSUANT TO STANDARD
   AVERAGE FINAL        SINGLE LIFE ANNUITY OPTION FOR YEARS OF CREDITED SERVICE INDICATED
      ANNUAL          -----------------------------------------------------------------------
   COMPENSATION       15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS     40 YEARS
---------------------------------------------------------------------------------------------
    $  200,000        $ 42,802    $ 57,070    $ 71,337    $ 85,604    $ 99,872    $  114,139
       300,000          65,302      87,070     108,837     130,604     152,372       174,139
       400,000          87,802     117,070     146,337     175,604     204,872       234,139
       500,000         110,302     147,070     183,837     220,604     257,372       294,139
       600,000         132,802     177,070     221,337     265,604     309,872       354,139
       700,000         155,302     207,070     258,837     310,604     362,372       414,139
       800,000         177,802     237,070     296,337     355,604     414,872       474,139
       900,000         200,302     267,070     333,837     400,604     467,372       534,139
     1,000,000         222,802     297,070     371,337     445,604     519,872       594,139
     1,100,000         245,302     327,070     408,837     490,604     572,372       654,139
     1,200,000         267,802     357,070     446,337     535,604     624,872       714,139
     1,300,000         290,302     387,070     483,837     580,604     677,372       774,139
     1,400,000         312,802     417,070     521,337     625,604     729,872       834,139
     1,500,000         335,302     447,070     558,837     670,604     782,372       894,139
     1,600,000         357,802     477,070     596,337     715,604     834,872       954,139
     1,700,000         380,302     507,070     633,837     760,604     887,372     1,014,139
     1,800,000         402,802     537,070     671,337     805,604     939,872     1,074,139
     1,900,000         425,302     567,070     708,837     850,604     992,372     1,134,139

The information contained in the preceding table is based on the assumption that the retirement plans will be continued in their present form.

Annual normal retirement benefits are computed at the rate of 1% of average final annual compensation up to the applicable Social Security integration level ($29,304 for 1998 retirements) plus 1 1/2% of average final annual compensation in excess of the Social Security integration level, multiplied by the employee's years of credited service.

An employee's average final annual compensation is the average annual amount of his or her total compensation (which includes salary and bonus as so identified in the Summary Compensation Table on page 11) for service during the five consecutive years within the last ten years of employment for which the employee's total compensation was greatest. Years of credited service means the number of years of employment between age 21 and retirement, with a maximum of 44 years. As of January 31, 1999, the number of years of credited service for each of the individuals named in the Summary Compensation Table on page 11 was as follows: A. M. Cutler, 23.4; G. L. Gherlein, 32.6; S. R. Hardis, 19.4; R. J. McCloskey, 29.8; and T. W. O'Boyle, 32.3.
                                ---------------

Certain provisions of the Internal Revenue Code, as amended, limit the annual benefits that may be paid from a tax-qualified retirement plan. As permitted under the Code, the Board of Directors has authorized the payment from Eaton's general funds of any benefits calculated under the provisions of the applicable retirement plan which may exceed those limits. The present value of these benefits will be paid in a single installment upon a proposed change in control of the Company unless otherwise determined by the Board of Directors.
                                ---------------

The Board of Directors has adopted a plan which provides supplemental annual retirement income to certain executives who do not have the opportunity to accumulate significant credited service with Eaton, provided that they retire at age 55 or older and have at least five years of service with Eaton. The amount of the annual supplement is generally equal to the amount by which a percentage (described below) of the executive's average final annual compensation exceeds his or her earned retirement income (which includes amounts receivable pursuant to the retirement plans described above as well as retirement plans maintained by the executive's previous employers). The percentage of average final annual compensation used for this purpose depends upon an executive's age and years of service at retirement. The percentage ranges from 20% (for retirements at age 55 with less than 15 years of service) to 45% (for retirements at age 65 with 15 years or more of service). Under the plan, the present value of payments will be paid in a single installment upon a proposed change in control of the Company unless otherwise determined by the Board of Directors. Four executive officers currently are participating in the plan, including S. R. Hardis, who is named in the Summary Compensation Table on page 11. The estimated annual benefit payable to Mr. Hardis under this plan is $209,104, based on the assumptions that Mr. Hardis retires at age 65 and that his base salary and target incentive compensation increases at 4% per annum.
                                ---------------

The Company has entered into agreements with its executive officers, including those named in the Summary Compensation Table on page 11, which provide for payments and benefits in the event of a termination of employment in the context of a change of control of the Company. The purpose of these agreements is to assure continued dedication, and to diminish the inevitable distraction caused by personal uncertainties and risks, in the event of a corporate change of control.

The agreements provide that each officer, for three years following a change of control, will have duties, salary, bonus, fringe benefits and opportunities for savings, incentive earnings and retirement compensation no less favorable than was previously the case. If the Company were to terminate an officer's employment during this three-year period for reasons other than cause or disability, or if the officer were to terminate employment because of changed circumstances, then the officer would be entitled to receive certain amounts and benefits under these agreements. These amounts and benefits would include (i) long-term incentive compensation reflective of the portion of the award periods completed prior to termination, (ii) salary and bonus multiplied by three (or any lesser number of years and portions thereof until age 65), and (iii) continuation of medical, life insurance and other welfare benefits for two years (or any lesser number of years and portions thereof until age 65), subject to reduction for comparable benefits received in any subsequent employment. The officer would be entitled to receive an additional payment, net of taxes, to compensate for the excise tax imposed on these and other payments if they are determined to be "excess parachute payments" under the Internal Revenue Code.

The agreements provide that, upon the occurrence of a proposed change of control, the

Company would deposit in trust a cash amount sufficient to provide the benefits and payments to which the officers would be entitled under the agreements upon a change of control and termination of employment. The agreements also provide that the Company would reimburse the officers for any costs incurred to enforce the agreements.
                                ---------------

Certain grantor trusts established by the Company hold approximately $40 million of marketable securities and 485,000 Company shares in order to provide for a portion of the Company's deferred compensation obligations. The trust assets, which are subject to the claims of the Company's creditors, will be used to pay those obligations in proportion to trust funding. The trusts provide for full funding upon a change in control of the Company and for accelerated lump sum or installment payments upon a failure by the Company to pay amounts due under the plans or upon a termination of employment in the context of a change in control.

2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Upon the recommendation of its Audit Committee, the Board of Directors has appointed the accounting firm of Ernst & Young LLP as independent auditors to conduct the annual audit of Eaton's books and records for 1999. The submittal of this matter to the shareholders at the annual meeting is not required by law or by Eaton's Amended Regulations. The Board of Directors is nevertheless submitting it to the shareholders to ascertain their views. If this proposal is not approved at the annual meeting by the affirmative vote of holders of a majority of the outstanding shares, the Board intends to reconsider its appointment of Ernst & Young LLP as independent auditors.

A representative of Ernst & Young LLP will be present at the annual meeting to answer any questions concerning the independent auditors' areas of responsibility.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

3. OTHER BUSINESS

Management does not know of any other matters requiring shareholder action that may come before the meeting; but, if any are properly presented, the individuals named in the enclosed form of proxy will vote on those matters according to their best judgment.

OWNERSHIP OF OUTSTANDING VOTING SHARES -- Set forth below is certain information concerning persons who are known by Eaton to have reported owning beneficially more than 5% of the common shares of the Company's voting shares as of the most recent practicable date.

            Title of Class: Common Shares
------------------------------------------------------
      Name and Address of         Number      Percent
       Beneficial Owner          of Shares    of Class
------------------------------------------------------
Capital Research and Management
  Company                        4,950,000(1)     6.9%
333 South Hope Street
Los Angeles, CA 90071

Harris Associates Inc.           4,509,550(2,4)   6.32%
Two North LaSalle Street,
Suite 500
Chicago, Illinois 60602-3790

Harris Associates Investment
  Trust series designated
  The Oakmark Fund               4,065,800(3,4)   5.69%
Two North LaSalle Street,
  Suite 500
Chicago, IL 60602-3790

Sanford C. Bernstein & Co.,
  Inc.                           3,790,072(5)     5.3%
767 Fifth Avenue
New York, NY 10153

---------------

(1) Capital Research and Management Company has filed with the Securities and Exchange Commission a Schedule 13G dated February 8, 1999, which reports the beneficial ownership of 4,950,000 common shares. As reported in the Schedule 13G, Capital Research and Management Company has sole dispositive power with respect to 4,950,000 shares (as investment adviser managing The American Funds Group of mutual funds), and has no voting power with respect to these shares.

(2) Harris Associates Inc. has filed with the Securities and Exchange Commission a Schedule 13G dated January 25, 1999, which reports the beneficial ownership of 4,509,550 common shares. As reported in the Schedule 13G, Harris Associates Inc. has shared voting power (with Harris Associates Investment Trust) with respect to 4,509,550 shares, shared dispositive power with respect to 4,072,900 shares, and sole dispositive power with respect to 436,650 shares.

(3) Harris Associates Investment Trust has filed with the Securities and Exchange Commission a Schedule 13G dated January 25, 1999, which reports the beneficial ownership of 4,065,800 common shares. As reported in the Schedule 13G, Harris Associates Investment Trust has shared voting power (with Harris Associates Inc.) with respect to 4,065,800 shares and shared dispositive power with respect to 4,065,800 shares.

(4) The 4,065,800 shares which Harris Associates Investment Trust reports owning beneficially are included within the number of shares as to which Harris Associates Inc. reports shared voting and shared dispositive power. The total number of Eaton shares owned beneficially by both entities is 4,509,550.

(5) Sanford C. Bernstein & Co., Inc. has filed with the Securities and Exchange Commission a Schedule 13G dated February 5, 1999, which reports the beneficial ownership of 3,790,072 common shares. As reported in the Schedule 13G, Sanford C. Bernstein & Co., Inc. has sole voting power with respect to 2,126,480 shares, shared voting power with respect to 327,497 shares, and sole dispositive power with respect to 3,790,072 shares.

The following table shows the beneficial ownership, reported to the Company as of January 31, 1999, of Company common shares by each director and nominee, each executive officer named in the Summary Compensation Table on page 11 and all of those individuals and all other executive officers as a group and also sets forth the number of share units held under various deferred compensation plans.

                         TITLE OF CLASS: COMMON SHARES

            NAME OF                NUMBER      PERCENT                       TOTAL NUMBER OF
          BENEFICIAL              OF SHARES       OF         DEFERRED           SHARES AND
             OWNER               OWNED(1,2)    CLASS(3)   SHARE UNITS(4)   DEFERRED SHARE UNITS
------------------------------------------------------------------------------------------------

N. A. Armstrong                       9,800         --           672               10,472
M. J. Critelli                          400         --             0                  400
A. M. Cutler                        266,052(5,6)    --        30,733              296,785
P. B. Davis                           9,293         --           355                9,648
G. L. Gherlein                      176,660(5,6)    --        28,879              205,539
E. Green                              8,500         --           557                9,057
S. R. Hardis                        354,268(5)      --       156,146              510,410
N. C. Lautenbach                      8,000         --         1,113                9,113
R. J. McCloskey                      92,263(5)      --         5,348               97,611
J. R. Miller                         12,500         --             0               12,500
F. C. Moseley                        22,000(6)      --           578               22,578
T. W. O'Boyle                       105,448(5)      --         1,918              107,416
V. A. Pelson                         10,000(6)      --         1,551               11,551
A. W. Reynolds                       14,000         --           617               14,617
G. L. Tooker                         11,000(6)      --           896               11,896
Directors, Nominees and
  Executive Officers as a group
  of 29                           1,942,387        2.7%      281,317            2,223,704
------------------------------------------------------------------------------------------------

(1) Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated.

(2) Includes shares which the person has the right to acquire within 60 days after January 31, 1999 upon the exercise of outstanding stock options as follows: G. L. Gherlein, 123,400; A. M. Cutler, 244,066; S. R. Hardis, 298,614; R. J. McCloskey, 85,000; T. W. O'Boyle, 96,520; and all directors, nominees and executive officers as a group, 1,583,294 shares.

(3) Each of the individuals listed holds less than 1% of outstanding common shares.

(4) For descriptions of these units, see pages 9-10 and 14-15.

(5) Includes shares held under the Eaton Corporation Share Purchase and Investment Plan as of January 31, 1999. Participants in the plan are entitled to direct the plan trustee's voting of shares which are not allocated to any participant's account. None of the unallocated shares are included among the shares beneficially owned by the executive officers.

(6) Includes shares held jointly or in other capacities, such as by trust.

Employee benefit plans of the Company and its subsidiaries on January 31, 1999 held 8,201,135 common shares for the benefit of participating employees, or 11.4% of common shares outstanding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE -- Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers to file reports of holdings and transactions in the Company's equity securities with the Securities and Exchange Commission and the New York Stock Exchange. The Company believes that there was compliance with all such filing requirements with respect to 1998.

FUTURE SHAREHOLDER PROPOSALS -- Shareholders who wish to submit proposals for inclusion in the proxy statement and for consideration at the annual meeting must do so on a timely basis. In order to be included in the proxy statement for the 2000 annual meeting, proposals must relate to proper subjects and must be received by the Corporate Secretary, Eaton Corporation, Eaton Center, Cleveland, Ohio 44114-2584, before November 13, 1999.

By order of the Board of Directors

/s/ EARL R. FRANKLIN

Earl R. Franklin
Secretary

March 19, 1999

Admission to the Annual Meeting

Shareholders who plan to attend the 1999 annual meeting of shareholders may apply for admission tickets at the Registration Desk immediately prior to the meeting. Shareholders whose shares are registered in the name of a broker or bank name should obtain certification of ownership to bring to the meeting.










Eaton Corporation
Eaton Center
Cleveland, Ohio 44114-2584

--------------------------------------------------------------------------------
                                                                    [EATON LOGO]

                                                                                                                          954

          /X/     PLEASE MARK YOUR
                  VOTES AS IN THIS
                  EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
"FOR" ALL OF THE BOARD OF DIRECTORS' NOMINEES AND "FOR" ITEM #2.

                                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS #1 AND #2.


                   FOR     WITHHELD                                                       FOR       AGAINST      ABSTAIN

1. Election of     / /      /  /                      2. Ratify appointment               /  /       /  /        /  /
   Directors                                             of Independent Auditors
  (see reverse)

For, except vote withheld from the following nominee(s):

    ---------------------------------------------------------------




                                                      3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.



                                                      Please sign exactly as name appears hereon. Joint owners should each sign.
                                                      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                      ------------------------------------------------------------------------------

                                                      ------------------------------------------------------------------------------
                                                      SIGNATURE(S)                                                   DATE

------------------------------------------------------------------------------------------------------------------------------------

                                                       FOLD AND DETACH HERE

                                                         EATON CORPORATION

                                                  ANNUAL MEETING OF SHAREHOLDERS
                                               WEDNESDAY, APRIL 28, 1999, 10:30 A.M.

                                             THE FORUM CONFERENCE AND EDUCATION CENTER
                                                       ONE CLEVELAND CENTER
                                                      1375 EAST NINTH STREET
                                                          CLEVELAND, OHIO


         EATON CORPORATION

         EATON CENTER
         CLEVELAND, OHIO 44114-2584
    P
         -------------------------------------------------------------------
    R                                             (LOGO)

    O    The undersigned hereby appoints S. R. Hardis, G. L. Gherlein and E.
         R. Franklin as proxies, each with the power to appoint his X substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all of the Eaton
    Y common shares, including reinvestment shares, if any, held by the undersigned on March 1, 1999, at the annual meeting of shareholders to be held at The Forum Conference and Education Center, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio, on April 28, 1999, at 10:30 a.m. local time and at any adjournments thereof.

         Election of Directors: N. C. Lautenbach, J. R. Miller, F. C. Moseley, V. A. Pelson

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, IT WILL BE VOTED FOR ITEMS #1 AND #2 UNLESS CONTRARY INSTRUCTIONS ARE INDICATED ON THE REVERSE SIDE.

         PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
         ENVELOPE.

                                                                SEE REVERSE
                                                                   SIDE

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

                                                                                                                         2826

          /X/     PLEASE MARK YOUR
                  VOTES AS IN THIS
                  EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
"FOR" ALL OF THE BOARD OF DIRECTORS' NOMINEES AND "FOR" ITEM #2.

                                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS #1 AND #2.


                   FOR     WITHHELD                                                       FOR       AGAINST      ABSTAIN

1. Election of     / /      /  /                      2. Ratify appointment               /  /       /  /        /  /
   Directors                                             of Independent Auditors
  (see reverse)

For, except vote withheld from the following nominee(s):

    ---------------------------------------------------------------




                                                      3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.



                                                      Please sign, date and return promptly in the enclosed envelope to protect confidentiality.

                                                      ------------------------------------------------------------------------------

                                                      ------------------------------------------------------------------------------
                                                      SIGNATURE                                                      DATE

------------------------------------------------------------------------------------------------------------------------------------

                                                       FOLD AND DETACH HERE

                                                         EATON CORPORATION

                                                  ANNUAL MEETING OF SHAREHOLDERS
                                               WEDNESDAY, APRIL 28, 1999, 10:30 A.M.

                                             THE FORUM CONFERENCE AND EDUCATION CENTER
                                                       ONE CLEVELAND CENTER
                                                      1375 EAST NINTH STREET
                                                          CLEVELAND, OHIO


         CONFIDENTIAL VOTING INSTRUCTIONS

         To Key Trust Company of Ohio, N.A., Trustee for the Eaton Corporation Share Purchase and Investment Plan ("Plan"):

         The undersigned, as a participant in the above Plan, hereby directs the Trustee to vote in person or by proxy in connection with (a) all common shares of Eaton Corporation credited to the undersigned's account under the Plan on the record date ("allocated shares") and (b) the proportionate number of common shares of Eaton Corporation which are not allocated to the account of any participant ("unallocated shares") as to which the undersigned is entitled to direct the voting in accordance with the Plan provisions, in each case at the annual meeting of shareholders of Eaton Corporation to be held at The Forum Conference and Education Center, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio, on April 28, 1999, at 10:30 a.m. local time and at any adjournments thereof. The Trustee is hereby instructed to vote FOR Items #1 and #2 unless contrary voting instructions are indicated on the reverse side of this card. Under the Plan, allocated shares for which the Trustee does not receive directions in the form of a signed voting instruction card are voted by the Trustee in accordance with and in the same proportion as the allocated shares for which it receives voting instructions. Unallocated shares are voted by the Trustee as directed by the participants, acting as a Named Fiduciary, who return signed voting instruction cards. (Any participant wishing to vote the unallocated shares differently from the allocated shares may do so by requesting a separate voting instruction card from Key Trust Company of Ohio, N.A. at 127 Public Square, Mail Code: OH-01-27-1402, Cleveland, Ohio 44114-1306, (216)
         689-3728.)

         Election of Directors:  N. C. Lautenbach, J. R. Miller, F. C. Moseley, V. A. Pelson

                                                                SEE REVERSE
                                                                   SIDE

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

                                                                                                                         2840

          /X/     PLEASE MARK YOUR
                  VOTES AS IN THIS
                  EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
"FOR" ALL OF THE BOARD OF DIRECTORS' NOMINEES AND "FOR" ITEM #2.

                                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS #1 AND #2.


                   FOR     WITHHELD                                                       FOR       AGAINST      ABSTAIN

1. Election of     / /      /  /                      2. Ratify appointment               /  /       /  /        /  /
   Directors                                             of Independent Auditors
  (see reverse)

For, except vote withheld from the following nominee(s):

    ---------------------------------------------------------------




                                                      3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.



                                                      Please sign, date and return promptly in the enclosed envelope to protect confidentiality.

                                                      ------------------------------------------------------------------------------

                                                      ------------------------------------------------------------------------------
                                                      SIGNATURE                                                      DATE

------------------------------------------------------------------------------------------------------------------------------------

                                                       FOLD AND DETACH HERE

                                                         EATON CORPORATION

                                                  ANNUAL MEETING OF SHAREHOLDERS
                                               WEDNESDAY, APRIL 28, 1999, 10:30 A.M.

                                             THE FORUM CONFERENCE AND EDUCATION CENTER
                                                       ONE CLEVELAND CENTER
                                                      1375 EAST NINTH STREET
                                                          CLEVELAND, OHIO


         CONFIDENTIAL VOTING INSTRUCTIONS

         To Key Trust Company of Ohio, N.A., Trustee for the Plans listed below ("Plans"):

         The undersigned, as a participant in the (a) Eaton Corporation 401(k) Savings Plan for Hourly Employees of the Airflex Division,
         (b) Eaton Corporation Investment Plan for Hourly Employees of the Hydraulics Division Hutchinson Plant, (c) Eaton Corporation Lincoln Plant Share Purchase and Investment Plan and Trust, (d) Eaton Corporation Wauwatosa Union Plan and Trust, (e) Eaton Corporation Winamac Plant Hourly and Investment Plan and Trust, and/or the (f) Eaton Corporation 401(k) Savings Plan and Trust ((a) through (f) being the "Group A Participants"), and/or (g) Cutler-Hammer de Puerto Rico, Inc. Retirement Savings Plan (the "Cutler-Hammer Group Participants") hereby directs the Trustee to vote in person or by proxy all common shares of Eaton Corporation credited to the undersigned's account under the Plans on the record date (the "Credited Eaton Shares") for the annual meeting of shareholders of Eaton Corporation to be held at The Forum Conference and Education Center, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio, on April 28, 1999, at 10:30 a.m. local time and at any adjournments thereof. The Group A Participants and the Cutler-Hammer Group Participants, by issuing their instructions on this card, confirm that they have received a copy of the Supplemental Voting Directions Statement which accompanies this card, that they are acting as a Named Fiduciary and that their vote is amended to incorporate the additional shares described on the Supplemental Voting Directions Statement. The Trustee is hereby instructed to vote FOR items #1 and #2 unless contrary voting instructions are indicated on the reverse side of this card.

         Election of Directors:  N. C. Lautenbach, J. R. Miller, F. C. Moseley, V. A. Pelson

                                                                SEE REVERSE
                                                                   SIDE
--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

                                                                   CUTLER-HAMMER

                    SUPPLEMENTAL VOTING DIRECTIONS STATEMENT
                     FOR CUTLER-HAMMER DE PUERTO RICO, INC.
                      RETIREMENT SAVINGS PLAN (THE "PLAN")

This Supplemental Voting Directions Statement is being sent to participants and former participants in the above-described Plan who hold shares of Eaton Corporation in their Plan accounts.

Under the Plan, if the Trustee does not receive a signed voting instruction card telling the Trustee how to vote the Eaton shares in your account, the Trustee will vote those shares in the same proportion, on each issue, as it votes other Eaton shares according to instructions from the other Plan participants.

                                                                           PRISM

                    SUPPLEMENTAL VOTING DIRECTIONS STATEMENT
                                      FOR

   EATON CORPORATION 401(k) SAVINGS PLAN FOR HOURLY EMPLOYEES OF THE AIRFLEX
                                    DIVISION
         EATON CORPORATION INVESTMENT PLAN FOR HOURLY EMPLOYEES OF THE
                      HYDRAULICS DIVISION HUTCHINSON PLANT
  EATON CORPORATION LINCOLN PLANT SHARE PURCHASE AND INVESTMENT PLAN AND TRUST
                EATON CORPORATION WAUWATOSA UNION PLAN AND TRUST
      EATON CORPORATION WINAMAC PLANT HOURLY AND INVESTMENT PLAN AND TRUST
                EATON CORPORATION 401(k) SAVINGS PLAN AND TRUST
                                 (THE "PLANS")

This Supplemental Voting Directions Statement is being sent to participants and former participants in the above-described Plans who hold shares of Eaton Corporation in their Plan accounts and who sign and return the Confidential Voting Instructions Card in connection with the annual meeting of shareholders of Eaton Corporation to be held on April 28, 1999.

Under the Plans, in addition to voting the Credited Eaton Shares (as defined on the Confidential Voting Instructions Card), each participant has the right to instruct the Trustee how to vote a proportionate share of the common shares not allocated to any account and shares for which the Trustee does not receive timely directions from the other participants in the Plans (the "Unvoted Shares"). Unless a participant instructs the Trustee otherwise, the Trustee will follow the instructions given by participants who submit a signed Confidential Voting Instructions Card. As a result, by executing and returning a Confidential Voting Instructions Card, you will also be issuing an instruction to vote the proportionate shares of the Unvoted Shares. (Any participant wishing to vote the Unvoted Shares differently from the voted shares may do so by requesting a separate voting instructions card from Key Trust Company of Ohio, N.A., at 127 Public Square, Mail Code: OH-01-27-1402, Cleveland, Ohio 44114-1306, telephone 216-689-3728.)

                                                           CONSOLIDATED CONTROLS

                    EATON CORPORATION CONSOLIDATED CONTROLS
                           PROFIT SHARING PLAN TRUST

Dear Participant:

As a participant in the Eaton Corporation Consolidated Controls Profit Sharing Plan, you have the right to direct Fidelity Management Trust Company as trustee of the Plan on how to vote the Eaton Corporation common shares credited to your account under the Plan.

The enclosed proxy card will also serve as a trustee instruction card that you may use to give voting instructions to Fidelity. Your directions to Fidelity will be kept confidential.

If First Chicago Trust Company of New York, which is acting as the tabulating agent, receives your proxy card by April 22, 1999, Fidelity will vote the shares in your account as instructed.

If First Chicago does not receive your proxy card by that date, Fidelity will vote the shares in your account in the same proportion on each issue as it votes those shares for which it has received voting directions from the other participants.